EXHIBIT 12.2

                PUBLIC SERVICE COMPANY OF OKLAHOMA (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
                            (Thousands Except Ratio)
                                   (Unaudited)


Operating Income                                                      $79,901

Adjustments:
  Income taxes                                                         13,331
  Provision for deferred income taxes                                   6,299
  Deferred investment tax credits                                      (2,062)
  Other income and deductions                                             793
  Allowance for borrowed and equity funds
    used during construction                                            2,237
                                                                    ---------
       Earnings                                                      $100,499
                                                                    =========


Fixed Charges:
  Interest on long-term debt                                          $30,474
  Interest on short-debt and other                                      3,718
  Distributions on Trust Preferred Securities                           5,467
                                                                    ---------

       Fixed Charges                                                  $39,659
                                                                    =========


Ratio of Earnings to Fixed Charges                                       2.53
                                                                    =========